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                                    EXHIBIT 5

                             OPINION AND CONSENT OF
          GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP








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                                 July 16, 1996


Insurance Auto Auctions, Inc.
1270 West Northwest Highway
Palatine, Illinois 60067

        Re: Insurance Auto Auctions, Inc. Registration Statement for Offering of Shares of Common Stock
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Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 250,000 shares of Common Stock under the Company's 1991 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1991 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /S/  GUNDERSON DETTMER STOUGH VILLENEUVE
                                     FRANKLIN & HACHIGIAN, LLP



                               GUNDERSON DETTMER STOUGH VILLENEUVE
                               FRANKLIN & HACHIGIAN, LLP